Exhibit 99.1

SYSTEMAX REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Accelerating B2B Focus In North America Technology Business; Exiting Retail Store Operations

PORT WASHINGTON, NY, March 10, 2015 – Systemax Inc. (NYSE: SYX) today announced financial results for the fourth quarter ended December 31, 2014.

Performance Summary (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended December 31,		Year Ended December 31,
GAAP Results	2014	2013	2014	2013
Net sales	$912.9	$874.2	$3,442.8	$3,352.3
Gross profit	$124.5	$128.2	$493.2	$482.9
Gross margin	13.6%	14.7%	14.3%	14.4%
Operating income (loss)	$(16.5)	$(1.3)	$(25.9)	$(20.6)
Operating margin	(1.8)%	(0.1)%	(0.8)%	(0.6)%
Net income (loss)	$(25.5)	$(19.8)	$(37.5)	$(43.8)
Diluted net income (loss) per share	$(0.69)	$(0.54)	$(1.01)	$(1.18)
Non-GAAP Results*
Adjusted operating income (loss)	$(1.4)	$5.9	$2.7	$5.9
Adjusted operating margin	(0.2)%	0.7%	0.1%	0.2%
* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company’s performance. See accompanying GAAP reconciliation tables.

Richard Leeds, Chairman and Chief Executive Officer, said, “Fourth quarter performance was similar to the trends we have witnessed throughout 2014, with all of our B2B channels delivering revenue growth, while our retail business struggled.  Our results highlight the focus we have placed on our B2B channels during the past several years and the opportunities we see in this business.  Our Industrial Products Group again grew tremendously, generating full year revenue of $556 million, up 17% from 2013.  Across our worldwide B2B operations we continue to make investments to strengthen our market positions by bringing more value to our customers, through improved service levels, an expanded product offering and the introduction of new solutions capabilities.”

Leeds continued “After an extensive review and planning process, we are taking actions immediately to accelerate our B2B and public sector customer focus in our North American Technology Products business.  These actions will include the exit of substantially all retail store operations; closing a distribution center; and implementing a general workforce reduction to realign our resources solely with our B2B focus.  We have engaged Gordon Brothers to assist with the retail store process and anticipate that all of these actions will be completed by the end of the second quarter.”

“This was a difficult decision, but one that reflects the opportunity we see in the B2B marketplace as well as the realities of how the consumer market has changed over the past few years.  It will allow us to place additional resources behind our B2B growth initiatives and will be accretive to our financial performance after one-time costs.  We expect this strategic realignment to result in a more streamlined and focused operating platform.  Once completed, all of our operations across Europe and North America will be B2B centric, a channel we have served continuously since Systemax’s founding over 65 years ago and where we see continued growth across all our geographic markets.  On a personal note, I want to thank our employees who have worked hard in the retail business over the past years” Leeds concluded.

The Company expects one time exit and severance costs, will aggregate between $50 million and $55 million.  After completion the Company expects to realize improved annual profitability of between $18 million and $22 million on a pre-tax basis.

Fourth Quarter 2014 Financial Highlights:

•	Consolidated sales increased 4.4% to $912.9 million in U.S. dollars. On a constant currency basis and excluding the June 2014 acquisition of SCC Services BV in the Netherlands (renamed Misco Solutions), sales increased 3.2%.
•	Business to business channel sales grew 7.0% to $652.5 million in U.S. dollars. On a constant currency basis and excluding Misco Solutions, sales increased 4.9%.
•	Consumer channel sales declined 1.6% to $260.4 million in U.S. dollars. On a constant currency basis, sales declined 0.7%.
•	Non-GAAP operating loss was $1.4 million compared to income of $5.9 million last year. GAAP operating loss was $16.5 million compared to a loss of $1.3 million last year. Excluding Misco Solutions, non-GAAP operating results would have been a loss of $0.6 million of income and GAAP operating loss would have been $15.7 million.
•	Non-GAAP diluted net loss per share was $(0.04). GAAP diluted net loss per share was $(0.69).

Full Year 2014 Financial Highlights:

•	Consolidated sales increased 2.7% to $3.4 billion in U.S. dollars. On a constant currency basis and excluding Misco Solutions, sales increased 0.6%.
•	Business to business channel sales grew 8.9% to $2.6 billion in U.S. dollars. On a constant currency basis and excluding Misco Solutions, sales increased 5.6%.
•	Consumer channel sales declined 11.7% to $0.9 billion in U.S. dollars. On a constant currency basis, sales declined 11.0%.
•	Non-GAAP operating income was $2.7 million compared to $5.9 million last year. GAAP operating loss was $25.9 million compared to a loss of $20.6 million last year. Excluding Misco Solutions, non-GAAP operating income would have been $1.1 million and GAAP operating loss would have been $24.3 million.
•	Non-GAAP diluted net loss per share was $(0.07). GAAP diluted net loss per share was $(1.01).

During the fourth quarter of 2014, the Company recorded a non-cash charge of $10.0 million from impairment testing of long lived and other intangible assets in accordance with applicable financial accounting requirements.  The impairment is related solely to Systemax’s North American Technology business and has no impact on the Company’s overall liquidity or cash flows.

At the end of the fourth quarter of 2014, the Company had working capital of over $312 million, cash and cash equivalents of over $165 million, and availability under its credit facility of $116.4 million.  Short and long-term debt totaled approximately $3.6 million at December 31, 2014.

Earnings Conference Call Details
Systemax Inc. will host a teleconference to discuss its fourth quarter 2014 results today, March 10, 2015 at 5:45 p.m. Eastern Time.  A live webcast of the teleconference will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), a Fortune 1000 company, sells industrial and technology products through a system of branded e-Commerce websites, relationship marketers and retail stores in North America and Europe. The primary brands are Global Industrial, MISCO, Inmac Wstore and TigerDirect.

Forward Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our exit from the retail store consumer electronics business and the focusing of our NA Technology Group operations on B2B customers, financing needs, compliance with financial covenants in loan agreements, the timely implementation of technology systems discussed below, fluctuations in economic conditions and exchange rates, including factors impacting our substantial international operations, plans for reorganizing our European operations, including timely  ongoing integration of our new shared services center in Hungary and the transition to Hungary of various functions without disrupting the EMEA business, plans for acquisition or sale of assets or businesses and consolidation of operations of newly acquired businesses, including our recent acquisitions of SCC/Misco Solutions in the Netherlands and of Plant Equipment Group in the US, and plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing.

Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our ability to timely and efficiently exit the retail store consumer electronics business and to invest in and expand our NA Technology Group B2B electronics business; our ability to timely and efficiently integrate acquired businesses, such as our recent acquisitions of SCC/Misco Solutions in the Netherlands and of Plant Equipment Group in the US; the Company’s management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays, particularly as we continue to transition certain functions from our existing platforms to a new platform specifically developed for our needs, have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; general economic conditions, such as decreased consumer confidence and spending and reductions in manufacturing capacity have contributed to our recent failure to achieve our historical sales growth rates and profit levels and could continue to impact our business; technological change, such as the integration of formerly separate products (for instance, cameras and GPS devices into cellular phones) and the effect of increased tablet sales on sales of PCs and laptop computers, have had and can continue to have a material effect on our product mix and results of operations; sales tax laws or government enforcement priorities may be changed which could result in ecommerce and direct mail retailers having to collect sales taxes in states where the current laws and interpretations do not require us to do so; our substantial international operations are subject to risks such as fluctuations in currency rates, foreign regulatory requirements, political uncertainty and the management of our expanding international operations infrastructure, including our ability to timely and effectively continue to  transition certain support operations to our shared services center in Hungary and effectively implement distribution logistics initiatives in Europe; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com

- ### -

Supplemental Channel Sales and Business Unit Summary

Supplemental Channel Sales Summary* (in millions)
Channel	Quarter Ended December 31,					Year Ended December, 31
	2014 $	% of Sales	Change y/y %	2013 $	% of Sales	2014 $	% of Sales	Change y/y %	2013 $	% of Sales
Technology Products – EMEA	310.6	34.0	5.5	294.5	33.6	1,189.9	34.6	8.6	1,095.4	32.7
Technology Products – NA (B2B)	198.3	21.7	4.4	189.9	21.7	800.0	23.2	4.0	769.3	22.9
Industrial Products	142.1	15.6	14.7	123.9	14.2	556.0	16.1	17.3	473.8	14.1
Corporate and Other	1.5	0.2	15.4	1.3	0.2	5.9	0.2	13.5	5.2	0.2
Total B2B1	652.5	71.5	7.0	609.6	69.7	2,551.8	74.1	8.9	2,343.7	69.9
Technology Products – NA (Consumer)[2]	260.4	28.5	(1.6)	264.6	30.3	891.0	25.9	(11.7)	1,008.6	30.1
Consolidated Sales	912.9	100.0	4.4	874.2	100.0	3,442.8	100.0	2.7	3,352.3	100.0

* Certain prior year results have been reclassified to match current year presentation.
[1]	Includes all sales from the Industrial Products Group and EMEA Technology Group as well as sales from managed business relationships and our B2B e-commerce sites within our NA Technology Group.
[2]	Includes sales from retail stores (non-managed), consumer websites, inbound call centers and television shopping within our NA Technology Group.

Supplemental Business Unit Sales Summary (in millions)
Business Unit	Quarter Ended December 31,					Year Ended December 31,
	2014 $	% of Sales	Change y/y %	2013 $	% of Sales	2014 $	% of Sales	Change y/y %	2013 $	% of Sales
Technology Products	769.3	84.2	2.7	749.0	85.6	2,880.9	83.7	0.3	2,873.3	85.7
Industrial Products	142.1	15.6	14.7	123.9	14.2	556.0	16.1	17.3	473.8	14.1
Corporate and Other	1.5	0.2	15.4	1.3	0.2	5.9	0.2	13.5	5.2	0.2
Consolidated Sales	912.9	100.0	4.4	874.2	100.0	3,442.8	100.0	2.7	3,352.3	100.0

Supplemental Business Unit Operating Results Summary (in millions)
GAAP Operating Income (Loss)
Business Unit	Quarter Ended December 31,				Year Ended December 31,
	2014 $	Margin %	2013 $	Margin %	2014 $	Margin %	2013 $	Margin %
Technology Products	(21.8)	(2.8)	(7.4)	(1.0)	(51.3)	(1.8)	(40.6)	(1.4)
Industrial Products	8.3	5.8	9.6	7.7	41.0	7.4	40.0	8.4
Corporate and Other	(3.0)	NM	(3.5)	NM	(15.6)	NM	(20.0)	NM
Consolidated Operating Income (Loss)	(16.5)	(1.8)	(1.3)	(0.1)	(25.9)	(0.8)	(20.6)	(0.6)

Non-GAAP* Operating Income (Loss)
Technology Products	(7.3)	(0.9)	(0.4)	0.0	(25.6)	(0.9)	(15.7)	(0.5)
Industrial Products	8.7	6.1	9.5	7.7	43.0	7.7	40.4	8.5
Corporate and Other	(2.8)	NM	(3.2)	NM	(14.7)	NM	(18.8)	NM
Consolidated Operating Income (Loss)	(1.4)	(0.2)	5.9	0.7	2.7	0.1	5.9	0.2

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company’s performance. See accompanying GAAP reconciliation tables.
NM – not meaningful

SYSTEMAX INC.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	Unaudited
	2014	2013	2014	2013
Net sales	$912.9	$874.2	$3,442.8	$3,352.3
Cost of sales	788.4	746.0	2,949.6	2,869.4
Gross profit	124.5	128.2	493.2	482.9
Gross margin	13.6%	14.7%	14.3%	14.4%
Selling, general and administrative expenses	126.7	123.8	494.7	481.3
Special charges	14.3	5.7	24.4	22.2
Operating income (loss)	(16.5)	(1.3)	(25.9)	(20.6)
Operating margin	(1.8)%	(0.1)%	(0.8)%	(0.6)%
Interest and other expense, net	0.9	1.0	6.7	1.2
Income (loss) before income taxes	(17.4)	(2.3)	(32.6)	(21.8)
Provision for (benefit from) income taxes	8.1	17.5	4.9	22.0
Net income (loss)	$(25.5)	$(19.8)	$(37.5)	$(43.8)
Net margin	(2.8)%	(2.3)%	(1.1)%	(1.3)%

Net income (loss) per common share:
Basic	$(0.69)	$(0.54)	$(1.01)	$(1.18)
Diluted	$(0.69)	$(0.54)	$(1.01)	$(1.18)

Weighted average common and common equivalent shares:
Basic	37.1	37.0	37.1	37.0
Diluted	37.1	37.0	37.1	37.0

SYSTEMAX INC.
Condensed Consolidated Balance Sheets
(In millions)

	December 31,	December 31,
	2014	2013
Current assets:
Cash and cash equivalents	$165.0	$181.4
Accounts receivable, net	355.5	333.3
Inventories	289.9	321.8
Prepaid expenses and other current assets	17.6	19.7
Total current assets	828.0	856.2
Property, plant and equipment, net	41.2	59.4
Goodwill, intangibles and other assets	25.7	26.6
Total assets	$894.9	$942.2

Current liabilities:
Short-term debt	$2.7	$2.5
Accounts payable and accrued expenses	513.2	507.9
Total current liabilities	515.9	510.4
Long-term debt	0.9	2.9
Other liabilities	18.5	22.7
Shareholders’ equity	359.6	406.2
Total liabilities and shareholders’ equity	$894.9	$942.2

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on December 27, 2014. The fourth quarters of both 2014 and 2013 included 13 weeks. Certain prior period amounts have been reclassified to conform to current year presentation.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (Loss) to Non-GAAP Operating Income (Loss) - Unaudited
(In millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Technology Products	$(21.8)	$(7.4)	$(51.3)	$(40.6)
Industrial Products	8.3	9.6	41.0	40.0
Corporate and Other	(3.0)	(3.5)	(15.6)	(20.0)
GAAP operating income (loss)	(16.5)	(1.3)	(25.9)	(20.6)
Non-GAAP adjustments:
Technology Products:
Severance and other reorganization related charges(1)	3.5	2.9	12.7	17.7
Asset Impairment charges(2)	10.0	2.9	10.1	4.1
Litigation costs(3)	0.8	0.1	1.5	0.6
Stock based compensation	0.1	0.1	0.3	0.5
Intangible asset amortization	0.1	1.0	1.1	2.0
Total Non-GAAP Adjustments – Technology Products	14.5	7.0	25.7	24.9
Industrial Products:
New facility Start Up	0.0	(0.2)	0.0	(0.2)
Acquisition Transaction Costs(4)	0.4	0.0	0.4	0.0
Stock based and other special compensation(5)	0.0	0.1	1.6	0.6
Total Non-GAAP Adjustments – Industrial Products	0.4	(0.1)	2.0	0.4
Corporate and Other:
Severance and Other Reorganization	0.0	0.0	0.1	0.0
Stock based compensation	0.2	0.3	0.8	1.2
Total Non-GAAP Adjustments – Corporate and Other	0.2	0.3	0.9	1.2

Technology Products	(7.3)	(0.4)	(25.6)	(15.7)
Industrial Products	8.7	9.5	43.0	40.4
Corporate and Other	(2.8)	(3.2)	(14.7)	(18.8)
Non-GAAP operating income (loss)	$(1.4)	$5.9	$2.7	$5.9

(1)	Fourth quarter 2014 includes $3.4M in costs associated with the restructuring of our European operations and the continued recruitment costs to staff our shared services center for our European Technology business. Fourth quarter 2013 charges included $0.8M in charges related to the exit of retail leases, $1.7M in costs related to the restructuring of our European operations, and other charges.
(2)	Fourth quarter 2014 includes $10.0M in non-cash charges related to the impairment of long lived and intangible assets within our North American Technology business. Fourth quarter 2013 included approximately $2.9M in asset impairment charges primarily related to the disposition of our remaining CompUSA asset.
(3)	Includes legal costs related to the investigations of and settlement with former officers and employees, net.
(4)	Includes costs related to the acquisition of PEG Group from TAKKT America.
(5)	Includes expense from stock options, restricted stock grants and special compensation arrangement for a business unit leader.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) – Unaudited
(In millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
GAAP
Net income (loss)	$(25.5)	$(19.8)	$(37.5)	$(43.8)
Provision for (benefit from) income taxes	8.1	17.5	4.9	22.0
Income (loss) before income taxes	(17.4)	(2.3)	(32.6)	(21.8)
Interest and other(income) expense, net	0.9	1.0	6.7	1.2
Operating income (loss)	(16.5)	(1.3)	(25.9)	(20.6)

Non-GAAP
Non-recurring adjustments	14.7	5.7	24.8	22.2
Recurring adjustments	0.4	1.5	3.8	4.3
Adjusted operating income (loss)	(1.4)	5.9	2.7	5.9
Interest and other (income) expense, net	0.9	1.0	6.7	1.2
Income (loss) before income taxes	(2.3)	4.9	(4.0)	4.7
Normalized provision for (benefit from) income taxes	(0.8)	1.7	(1.4)	1.6
Normalized effective tax rate(1)	35.0%	35.0%	35.0%	35.0%
Non-GAAP net income (loss)	$(1.5)	$3.2	$(2.6)	$3.1

GAAP diluted net income (loss) per share	$(0.69)	$(0.54)	$(1.01)	$(1.18)
Non-GAAP diluted net income (loss) per share	$(0.04)	$0.09	$(0.07)	$0.08

(1)	Effective tax rate of 35% used in all periods.